                                                                SUB-ITEM 77Q1(E)
                            MEMORANDUM OF AGREEMENT
                             (EXPENSE LIMITATIONS)

     This Memorandum of Agreement is entered into as of the Effective Date on the attached exhibit (the "Exhibit"), between Invesco Van Kampen Advantage Municipal Income Trust II, Invesco Van Kampen Bond Fund, Invesco Van Kampen California Value Municipal Income Trust, Invesco Van Kampen Dynamic Credit Opportunities Fund, Invesco Van Kampen Exchange Fund, Invesco Van Kampen High Income Trust II, Invesco Van Kampen Massachusetts Value Municipal Income Trust, Invesco Van Kampen Municipal Opportunity Trust, Invesco Van Kampen Municipal Trust, Invesco Van Kampen Ohio Quality Municipal Trust, Invesco Van Kampen Pennsylvania Value Municipal Income Trust, Invesco Van Kampen Select Sector Municipal Trust, Invesco Van Kampen Senior Income Trust, Invesco Van Kampen Senior Loan Fund, Invesco Van Kampen Trust for Insured Municipals, Invesco Van Kampen Trust for Investment Grade Municipals, Invesco Van Kampen Trust for Investment Grade New Jersey Municipals and Invesco Van Kampen Trust for Investment Grade New York Municipals (each a "Registrant" or, collectively, the "Registrants"), on behalf of the funds listed on the Exhibit to this Memorandum of Agreement (the "Funds"), and Invesco Advisers, Inc. ("Invesco"). Invesco shall and hereby agrees to waive fees or reimburse expenses of each Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit.

     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Registrants and Invesco agree as follows:

     For the Contractual Limits (listed in Exhibit A), the Registrants and Invesco agree until at least the expiration date set forth on the attached Exhibit A (the "Expiration Date") that Invesco will waive its fees or reimburse expenses to the extent that total annual fund operating expenses after fee waiver and/or expense reimbursement of a class of a Fund (excluding (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary or non-routine items; (v) expenses that each Fund has incurred but did not actually pay because of an expense offset arrangement, if applicable) exceed the rate, on an annualized basis, set forth on the Exhibit of the average daily net assets allocable to such class. Acquired fund fees and expenses are not fees or expenses incurred by a fund directly but are expenses of the investment companies in which a fund invests. These fees and expenses are incurred indirectly through the valuation of a fund's investment in these investment companies. Acquired fund fees and expenses are required to be disclosed and included in the total annual fund operating expenses in the prospectus fee table. As a result, the net total annual fund operating expenses shown in the prospectus fee table may exceed the expense limits reflected in Exhibit A. With regard to the Contractual Limits, the Boards of Trustees, and with respect to Invesco Van Kampen Exchange Fund, the Managing General Partners, of the Registrants and Invesco may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Invesco will not have any right to reimbursement of any amount so waived or reimbursed.

     For the Contractual Limits, each of the Registrants and Invesco agree to review the then-current expense limitations for each class of each Fund listed on the Exhibit on a date prior to the Expiration Date to determine whether such limitations should be amended, continued or terminated. The expense limitations will expire upon the Expiration Date unless the Registrants and Invesco have agreed to continue them. The Exhibit will be amended to reflect any such agreement.

     It is expressly agreed that the obligations of each Registrant hereunder shall not be binding upon any of the Trustees/Managing General Partners, shareholders, partners, nominees, officers, agents or employees of the Registrants personally, but shall only bind the assets and property of each Fund, as provided in each Registrant's Agreement and Declaration of Trust or Certificate of Limited Partnership. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Registrants, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Registrants acting as such; neither such authorization by such Trustees/Managing General Partners nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust or Certificate of Limited Partnership.

     IN WITNESS WHEREOF, each of the Registrants and Invesco have entered into this Memorandum of Agreement as of the Effective Dates on the attached Exhibit.

            INVESCO VAN KAMPEN ADVANTAGE MUNICIPAL INCOME TRUST II
            INVESCO VAN KAMPEN BOND FUND
            INVESCO VAN KAMPEN CALIFORNIA VALUE MUNICIPAL INCOME TRUST
            INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND
            INVESCO VAN KAMPEN EXCHANGE FUND
            INVESCO VAN KAMPEN HIGH INCOME TRUST II
            INVESCO VAN KAMPEN MASSACHUSETTS VALUE MUNICIPAL INCOME TRUST INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST
            INVESCO VAN KAMPEN MUNICIPAL TRUST
            INVESCO VAN KAMPEN OHIO QUALITY MUNICIPAL TRUST
            INVESCO VAN KAMPEN PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST INVESCO VAN KAMPEN SELECT SECTOR MUNICIPAL TRUST
            INVESCO VAN KAMPEN SENIOR INCOME TRUST
            INVESCO VAN KAMPEN SENIOR LOAN FUND
            INVESCO VAN KAMPEN TRUST FOR INSURED MUNICIPALS
            INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE MUNICIPALS
            INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW JERSEY MUNICIPALS INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS on behalf of the Funds listed in the Exhibit to this Memorandum of Agreement

            By:/s/ John M. Zerr
               --------------------

            Title: Senior Vice President

            INVESCO ADVISERS, INC.

            By:/s/ John M. Zerr
               --------------------

            Title: Senior Vice President
                                                              as of June 6, 2011

                          EXHIBIT "A" - RETAIL FUNDS(1)

              INVESCO VAN KAMPEN ADVANTAGE MUNICIPAL INCOME TRUST

FUND                                         CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                              VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                             ------------  -----------  -----------------  ----------
Invesco VK Advantage Municipal Income Trust  Contractual         1.05%  June 1, 2010       June 30, 2012

                          INVESCO VAN KAMPEN BOND FUND

FUND                  CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                       VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                      ------------  -----------  -----------------  ----------
Invesco VK Bond Fund  Contractual         0.58%  June 1, 2010       June 30, 2012

           INVESCO VAN KAMPEN CALIFORNIA VALUE MUNICIPAL INCOME TRUST

FUND                                           CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                                VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                               ------------  -----------  -----------------  ----------

Invesco VK California Value Muni Income Trust  Contractual         1.05%  June 1, 2010       June 30, 2012

             INVESCO VAN KAMPEN DYNAMICS CREDIT OPPORTUNITIES FUND

FUND                                           CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                                VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                               ------------  -----------  -----------------  ----------
Invesco VK Dynamics Credit Opportunities Fund  Contractual         2.22%  June 1, 2010       June 30, 2012

                        INVESCO VAN KAMPEN EXCHANGE FUND

FUND                      CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                           VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                          ------------  -----------  -----------------  ----------
Invesco VK Exchange Fund  Contractual         0.52%  June 1, 2010       June 30, 2012

                    INVESCO VAN KAMPEN HIGH INCOME TRUST II

FUND                             CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                  VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                 ------------  -----------  -----------------  ----------
Invesco VK High Income Trust II  Contractual         2.02%  June 1, 2010       June 30, 2012

         INVESCO VAN KAMPEN MASSACHUSETTES VALUE MUNICIPAL INCOME TRUST

FUND                                                    CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                                         VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                                        ------------  -----------  -----------------  ----------
Invesco VK Massachusetts Value  Municipal Income Trust  Contractual         1.18%  June 1, 2010       June 30, 2012

                                                              as of June 6, 2011

                INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITIES TRUST

FUND                                      CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                           VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                          ------------  -----------  -----------------  ----------
Invesco VK Municipal Opportunities Trust  Contractual         1.03%  June 1, 2010       June 30, 2012

                       INVESCO VAN KAMPEN MUNICIPAL TRUST

FUND                        CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                             VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                            ------------  -----------  -----------------  ----------
Invesco VK Municipal Trust  Contractual         0.94%  June 1, 2010       June 30, 2012

                INVESCO VAN KAMPEN OHIO QUALITY MUNICIPAL TRUST

FUND                                     CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                          VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                         ------------  -----------  -----------------  ----------
Invesco VK Ohio Quality Municipal Trust  Contractual         1.02%  June 1, 2010       June 30, 2012

          INVESCO VAN KAMPEN PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST

FUND                                                  CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                                       VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                                      ------------  -----------  -----------------  ----------
Invesco VK Pennsylvania Value Municipal Income Trust  Contractual         0.98%  June 1, 2010       June 30, 2012

                INVESCO VAN KAMPEN SELECT SECTOR MUNICIPAL RUST

FUND                                      CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                           VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                          ------------  -----------  -----------------  ----------
Invesco VK Select Sector Municipal Trust  Contractual         1.07%  June 1, 2010       June 30, 2012

                     INVESCO VAN KAMPEN SENIOR INCOME TRUST

FUND                            CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                 VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                ------------  -----------  -----------------  ----------
Invesco VK Senior Income Trust  Contractual         2.07%  June 1, 2010       June 30, 2012

                      INVESCO VAN KAMPEN SENIOR LOAN FUND

FUND                         CONTRACTUAL/    EXPENSE      EFFECTIVE DATE OF   EXPIRATION
                              VOLUNTARY    LIMITATION       CURRENT LIMIT        DATE
                             ------------  -----------    -----------------  -------------
Invesco VK Senior Loan Fund
  Class A                    Contractual        1.32%(2)  June 6, 2011       June 30, 2012
  Class B                    Contractual        2.07%(2)  June 6, 2011       June 30, 2012
  Class C                    Contractual        2.07%(2)  June 6, 2011       June 30, 2012
  Class IB                   Contractual        1.32%     June 6, 2011       June 30, 2012
  Class IC                   Contractual        1.32%(2)  June 6, 2011       June 30, 2012

                                                              as of June 6, 2011

                INVESCO VAN KAMPEN TRUST FOR INSURED MUNICIPALS

FUND                                     CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                          VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                         ------------  -----------  -----------------  ----------
Invesco VK Trust for Insured Municipals  Contractual         1.10%  June 1, 2010       June 30, 2012

            INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE MUNICIPALS

FUND                                              CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                                   VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                                  ------------  -----------  -----------------  ----------
Invesco VK Trust for Investment Grade Municipals  Contractual         0.99%  June 1, 2010       June 30, 2012

      INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW JERSEY MUNICIPALS

FUND                                                         CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                                              VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                                             ------------  -----------  -----------------  ----------
Invesco VK Trust for Investment Grade New Jersey Municipals  Contractual         1.08%  June 1, 2010       June 30, 2012

       INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS

FUND                                                       CONTRACTUAL/    EXPENSE    EFFECTIVE DATE OF  EXPIRATION
                                                            VOLUNTARY    LIMITATION     CURRENT LIMIT       DATE
                                                           ------------  -----------  -----------------  ----------
Invesco VK Trust for Investment Grade New York Municipals  Contractual         1.02%  June 1, 2010       June 30, 2012

1 The total operating expenses of any class of shares established after the date of this Memorandum of Agreement will be limited to the amount established for Class A Shares plus the difference between the new class 12b-1 rate and the Class A 12b-1 rate.

2 The expense limit shown is the expense limit after Rule 12b-1 fee waivers by Invesco Distributors, Inc.